EXHIBIT 10.1

AMENDMENT NO. 1

CANAM URANIUM CORPORATION
CONVERTIBLE DEBENTURE DUE 2010

AMENDMENT NO. 1 to the Convertible Debenture due 2010 (this “Amendment”), dated as of April 25, 2008, is entered into by and between CanAm Uranium Corporation, a Nevada corporation (the “Company”) and the undersigned (together with its successors and assigns, the “Holder”), a holder of the Company’s Convertible Debenture due 2010 (the “Debenture”). Capitalized terms used and not otherwise defined herein shall have their respective meanings under the Debenture.

NOW THEREFORE, The Company and the Holder hereby agree as follows:

1. The Debenture is hereby amended by (i) deleting the first sentence of Section 2(a) and (ii) inserting in lieu thereof the following text:

“The Holder is entitled to, at any time or from time to time, convert the Conversion Amount into shares of Common Stock, at a conversion price for each share of Common Stock (the “Conversion Price") equal to US$0.01. Notwithstanding the foregoing, the Holder shall not be entitled to convert any part of this Debenture as to which the Company has previously issued to the Holder a Redemption Notice in accordance with Section 2(b). The Conversion Price will be adjusted as provided in Section 6. For purposes of this Debenture, the following terms have the meanings indicated below:”

2. This Amendment shall not be effective unless and until this Amendment shall have been executed and delivered by the Company, the undersigned Holder and each other holder of outstanding Debentures (the “Amendment Effective Date”).

3. The Holder irrevocably agrees to convert, on the Effective Date, at the Conversion Price of $0.01 (i.e., after giving effect to Section 1 of this Amendment), the Conversion Amount equal to fifty percent (50%) of the then outstanding principal amount of the Debenture held by the Holder. The Company agrees to effect such conversion on the Amendment Effective Date and to issue the shares to be issued upon such conversion in accordance with the terms of the Debentures.

4. The Company agrees not to seek or implement a reverse split of its Common Stock within ninety (90) days of the Amendment Effective Date, absent the Holder’s prior written consent.

5. All other provisions of the Debenture shall remain unchanged and in full force and effect unless and until modified, amended or supplemented in accordance with the terms and conditions set forth in the Debentures.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first set forth above.

CANAM URANIUM CORPORATION

By: _________________________________

HOLDER

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